Exhibit 99.1

July 24, 2013

NASDAQ OMX REPORTS SECOND QUARTER 2013 RESULTS

•	Second quarter 2013 non-GAAP diluted EPS of $0.62, second quarter 2013 GAAP diluted EPS of $0.52.
•

Second quarter 2013 net revenues[1] were a record $451 million, up 8% from the prior year quarter’s non-GAAP net revenue. On an organic basis, assuming constant currency and excluding acquisitions, net revenues increased 1% year-over-year.

•	All four business segments experienced organic revenue growth year-over-year.
•	Non-transaction based revenues were 72% of our total second quarter 2013 net revenues, and increased 10% from the prior year quarter.
•	During the second quarter, NASDAQ OMX closed two strategically significant acquisitions, the Thomson Reuters’ IR, PR and Multimedia businesses, and the eSpeed benchmark Treasury trading platform.

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the second quarter of 2013. Second quarter net revenues were $451 million, up from $416 million in the prior year period on a non-GAAP basis, driven by acquisitions and organic growth in all four business segments. On an organic basis second quarter net revenues increased 1% year-over-year.

“Our strategy is focused on becoming an entrenched provider of corporate, trading, technology, and information products and services that allow our customers to more effectively navigate today’s global capital markets,” said Bob Greifeld, CEO, NASDAQ OMX. “Essential to that strategy has been the expansion of the depth and breadth of asset classes, products and markets we offer as well as extending our presence in adjacent businesses that are relevant to the communities where we operate to facilitate a deepening of our client relationships.”

Mr. Greifeld continued, “We took significant strategic steps forward this quarter – closing on two transformative acquisitions, launching a revolutionary interest rate market, and delivering record revenues. The acquisitions of Thomson Reuters’ IR, PR, and Multimedia businesses, and eSpeed, establish NASDAQ OMX as the leader in corporate solutions and a leading force in the expanding electronic fixed income business. Both are on track to meet or exceed the targets we’ve set for delivering value to shareholders. Today, across our expanded portfolio of businesses, we are now a #1 or #2 player in business segments that collectively comprise 96% of our revenues. Our position continues to validate the strategic direction of the organization and relentless focus on our clients.”

Operating expenses were $292 million in the second quarter of 2013, compared to $252 million in the prior year quarter. On a non-GAAP basis, second quarter 2013 operating expenses were $267 million, up 15% as compared to the prior year quarter, primarily due to the inclusion of expenses associated with the acquisition of Thomson Reuters’ IR, PR and Multimedia businesses, as well as several smaller acquisitions. On an organic basis (constant currency and excluding acquisitions), second quarter non-GAAP operating expenses were unchanged year-over-year, a net 1% decline in core expenses offset by higher internal investment (GIFT) spending.

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

Second quarter 2013 non-GAAP diluted earnings per share were $0.62, versus $0.64 in the prior year quarter. Non-GAAP diluted earnings per share in the second quarter of 2013 excludes $25 million of pre-tax merger-related expenses, while non-GAAP diluted earnings per share in the second quarter of 2012 excludes $37 million of net pre-tax charges primarily relating to income from open positions relating to the operations of the exchange, asset impairment charges and restructuring charges, and $6 million of significant tax adjustments.

On a GAAP basis, net income attributable to NASDAQ OMX for the second quarter of 2013 was $88 million, or $0.52 per diluted share, compared with $93 million, or $0.53 per diluted share, in the prior year quarter.

“While we are pleased with the broad-based performance across many of our businesses, we experienced unique variances in our cost structure, including financing costs of approximately $2.5 million associated with pre-funding the eSpeed acquisition nearly a month prior to closing, and our organic investments, where several launches of GIFT initiatives added an additional $5 million to our expenses versus the prior year,” said Lee Shavel, EVP and CFO, NASDAQ OMX. “The earnings impact from GIFT initiatives is expected to moderate over time, either from improved profitability, and/or from reduced investment, as these initiatives mature.”

Mr. Shavel continued, “On the capital front, our investment grade ratings were affirmed and we raised a €600 million, 8-year Euro bond offering, with an attractive, 3.9% effective yield. This offering was instrumental in financing our acquisitions, diversified our funding sources by accessing a new market and reduced our foreign exchange exposure. We continue to have a near-term focus on de-leveraging, and we remain confident in our ability to return to an approximately 2.5x long-term leverage target in the next three to four quarters, at which point we will have more flexibility to consider capital return and deployment options.”

At June 30, 2013, the company had cash and cash equivalents of $379 million and total debt of $2,785 million, resulting in net debt of $2,406 million. This compares to net debt of $1,479 million at December 31, 2012.

BUSINESS HIGHLIGHTS

Market Services (42% of total net revenues) - Net revenues were $190 million in the second quarter of 2013, up $2 million when compared to non-GAAP net revenues of $188 million in the second quarter of 2012, which excludes $11 million in gains related to open positions resulting from operations of the exchange.

Derivatives (17% of total net revenues) – Total net derivative trading and clearing revenues were $76 million in the second quarter of 2013, up $6 million compared to the second quarter of 2012. Net U.S. derivative trading and clearing revenues increased 9% year-over-year due to higher industry volumes and market share, partially offset by lower average pricing. European derivative trading and clearing revenues increased $2 million, primarily due to higher energy commodity volumes and favorable foreign exchange impact.

The NASDAQ OMX Group, Inc.	2

Cash Equities (11% of total net revenues) – Total net cash equity trading revenues were $51 million in the second quarter of 2013, down $1 million compared to non-GAAP revenues in the second quarter of 2012. Lower net U.S. equities revenues, primarily due to lower market share, were partially offset by higher European equities revenue, driven primarily by higher average pricing, higher volumes and share, and a favorable impact from foreign exchange.

Access and Broker Services (14% of total net revenues) – Access and broker services revenues totaled $63 million in the second quarter of 2013, down $3 million compared to the second quarter of 2012. Connectivity and co-location saw modestly lower demand in the second quarter of 2013 compared to the second quarter of 2012, but newer products, such as microwave connectivity and FinQloud, are seeing increased demand.

Information Services (24% of total net revenues) – Revenues were $108 million in the second quarter of 2013, up $2 million from the second quarter of 2012.

Market Data (20% of total net revenues) – Total market data revenues were $90 million in the second quarter of 2013, flat compared to the second quarter of 2012. The second quarter of 2013 saw a $2 million decrease in audit collections, offset by growth in products such as NASDAQ Basic, and select pricing initiatives.

Index Licensing and Services (4% of total net revenues) – Index licensing and services revenues were $18 million in the second quarter of 2013, up $2 million from the second quarter of 2012. The revenue growth was a function of materially higher assets and number of licensed exchange traded products, including the impact of the acquisition of the index business of Mergent, Inc.

Technology Solutions (21% of total net revenues) - Revenues were $95 million in the second quarter of 2013, up $28 million from the second quarter of 2012.

Corporate Solutions (10% of total net revenues) – Corporate solutions revenues were $44 million in the second quarter of 2013, up $22 million from the second quarter of 2012. Corporate solutions revenue growth was primarily due to the inclusion of one month of results from the acquisition of the Thomson Reuters’ IR, PR, and Multimedia businesses, as well as organic growth, in particular the growth of Directors Desk, IR Suite, and PR distribution.

Market Technology (11% of total net revenues) – Market technology revenues were $51 million in the second quarter of 2013, up $6 million from the second quarter of 2012. The revenue increase is due to the acquisition of BWise in the second quarter of 2012, as well as growth in SMARTS Broker and a favorable impact from foreign exchange. Order intake in the second quarter of 2013 decreased, from $82 million in the second quarter of 2012 to $44 million in the second quarter of 2013, and a material amount of deliveries reduced the backlog to $507 million, compared to $538 million in the prior year period.

The NASDAQ OMX Group, Inc.	3

Listing Services (13% of total net revenues) – Revenues were $58 million in the second quarter of 2013, up $3 million compared to the second quarter of 2012. The increase was primarily driven by higher European listing revenues, due to higher market capitalization, and a higher number of IPOs in the U.S.

COST GUIDANCE – The Thomson Reuters’ IR/PR/MM businesses and eSpeed acquisitions have been incorporated into the expense forecast and are expected to add between $145 million and $160 million to our 2013 expenses. The company has also narrowed the core expense guidance excluding acquisitions to between $925 million and $940 million, bringing core expense guidance with the acquisitions to between $1,070 million and $1,100 million. New Initiatives or “GIFT” expense guidance is unchanged at $50 million to $60 million, and total expenses are now expected to be between $1,120 million and $1,160 million.

CORPORATE HIGHLIGHTS

•

Closed acquisition of IR, PR & Multimedia businesses of Thomson Reuters. On May 31, 2013, NASDAQ OMX closed the acquisition of the Investor Relations, Public Relations, and Multimedia businesses of Thomson Reuters, which are now incorporated into the Corporate Solutions business, where they are being integrated with NASDAQ OMX’s legacy corporate solutions products.

•

Closed acquisition of eSpeed. On June 28, 2013, NASDAQ OMX closed the acquisition of the eSpeed platform for trading U.S. Treasuries. NASDAQ OMX intends to leverage its strong technology experience and leading distribution capabilities to further develop eSpeed’s leading marketplace, while enjoying the structural tailwinds of a growing U.S. Treasury market.

•

Launched NLX futures exchange. On May 31, 2013, NASDAQ OMX launched NLX, a new London-based market offering a range of both short-term and long-term interest rate derivative products, with the support of a wide range of founding participants including banks, clearing, brokerage and trading firms.

•

Launched WorkSpace. WorkSpace is a new cloud computing platform that will expand the company’s Corporate Solutions client base and enter the burgeoning virtual data room (VDR) market. The technology provides a paperless VDR for secure and effective document sharing typically used for mergers and acquisitions, pre-IPO due diligence review, bankruptcy and restructuring, and other applications.

•

Investment-grade debt rating affirmed by S&P and Moody’s and successful Euro-denominated bond offering. After reviewing NASDAQ OMX’s debt rating following the announcement of the eSpeed acquisition, both S&P & Moody’s affirmed investment-grade credit ratings. NASDAQ OMX issued and sold €600 million aggregate principal amount of bonds with an 8-year tenor and a 3.9% effective yield, with proceeds used primarily to fund the eSpeed acquisition.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade—from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and

The NASDAQ OMX Group, Inc.	4

operate 26 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.99% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to over 3,300 listed companies worth $6.9 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP and pro forma non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP and pro forma non-GAAP information provided at the end of this release. Management believes that this non-GAAP and pro forma non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP and pro forma non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain strategic, de-leveraging and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange ommission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

The NASDAQ OMX Group, Inc.	5

Contact Media Relations: Joseph Christinat +1.646.441.5121 Joseph.Christinat@NASDAQOMX.Com	Contact Investor Relations: Ed Ditmire +1.212.401.8737 Ed.Ditmire@NASDAQOMX.Com

NDAQF

The NASDAQ OMX Group, Inc.	6

The NASDAQ OMX Group, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Revenues:
Market Services	$553	$508	$587
Cost of revenues:
Transaction rebates	(276)	(242)	(299)
Brokerage, clearance and exchange fees	(87)	(84)	(89)

Total cost of revenues	(363)	(326)	(388)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	190	182	199
Listing Services	58	55	55
Information Services	108	108	106
Technology Solutions	95	73	67

Revenues less transaction rebates, brokerage, clearance and exchange fees	451	418	427

Operating Expenses:
Compensation and benefits	126	117	113
Marketing and advertising	8	7	6
Depreciation and amortization	28	27	25
Professional and contract services	35	29	26
Computer operations and data communications	20	15	17
Occupancy	23	22	23
Regulatory	8	7	9
Merger and strategic initiatives	25	8	1
Restructuring charges	—	9	17
General, administrative and other	19	25	15
Voluntary accommodation program	—	62	—

Total operating expenses	292	328	252

Operating income	159	90	175
Interest income	2	3	2
Interest expense	(26)	(24)	(24)
Asset impairment charges	—	(10)	(28)

Income before income taxes	135	59	125
Income tax provision	47	17	33

Net income	88	42	92
Net loss attributable to noncontrolling interests	—	—	1
Net income attributable to NASDAQ OMX	$88	$42	$93

Per share information:
Basic earnings per share	$0.53	$0.26	$0.55

Diluted earnings per share	$0.52	$0.25	$0.53

Cash dividends declared per common share	$0.13	$0.13	$0.13

Weighted-average common shares outstanding for earnings per share:
Basic	166.4	165.7	169.4
Diluted	170.1	169.7	173.4

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
MARKET SERVICES
Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	$125	$117	$103
Cost of revenues:
Transaction rebates	(68)	(62)	(53)
Brokerage, clearance and exchange fees	(9)	(11)	(6)

Total U.S. derivative trading and clearing cost of revenues	(77)	(73)	(59)

Net U.S. derivative trading and clearing revenues	48	44	44
European derivative trading and clearing revenues	28	30	26

Total net derivative trading and clearing revenues	76	74	70

Cash Equity Trading Revenues:
U.S. cash equity trading	315	276	373
Cost of revenues:
Transaction rebates	(208)	(180)	(246)
Brokerage, clearance and exchange fees	(78)	(73)	(83)

Total U.S. cash equity cost of revenues	(286)	(253)	(329)

Net U.S. cash equity trading revenues	29	23	44
European cash equity trading	22	22	19

Total net cash equity trading revenues	51	45	63

Access and Broker Services Revenues	63	63	66

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	190	182	199

LISTING SERVICES
U.S. listing services	44	42	43
European listing services	14	13	12

Total Listing Services revenues	58	55	55

INFORMATION SERVICES
Market Data Products Revenues:
U.S. market data products	64	63	63
European market data products	20	21	20
Index data products	6	7	7

Total Market Data Products revenues	90	91	90
Index Licensing and Services Revenues	18	17	16

Total Information Services revenues	108	108	106

TECHNOLOGY SOLUTIONS
Corporate Solutions Revenues:
Governance	4	3	3
Investor relations	24	11	10
Multimedia solutions	7	3	3
Public relations	9	7	6

Total Corporate Solutions revenues	44	24	22

Market Technology Revenues:
Software, license and support	35	37	35
Change request and advisory	9	6	6
Software as a service	7	6	4

Total Market Technology revenues	51	49	45

Total Technology Solutions revenues	95	73	67

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$451	$418	$427

The NASDAQ OMX Group, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$379	$497
Restricted cash	82	85
Financial investments, at fair value	170	223
Receivables, net	362	333
Deferred tax assets	51	33
Default funds and margin deposits	1,412	209
Other current assets	154	112

Total current assets	2,610	1,492
Non-current restricted cash	25	25
Property and equipment, net	227	211
Non-current deferred tax assets	478	294
Goodwill	6,048	5,335
Intangible assets, net	2,383	1,650
Other non-current assets	182	125

Total assets	$11,953	$9,132

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$252	$172
Section 31 fees payable to SEC	145	97
Accrued personnel costs	84	111
Deferred revenue	222	139
Other current liabilities	127	119
Deferred tax liabilities	36	35
Default funds and margin deposits	1,412	209
Current portion of debt obligations	138	136

Total current liabilities	2,416	1,018
Debt obligations	2,647	1,840
Non-current deferred tax liabilities	689	713
Non-current deferred revenue	146	156
Other non-current liabilities	192	196

Total liabilities	6,090	3,923

Commitments and contingencies
Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	4,261	3,771
Common stock in treasury, at cost	(1,027)	(1,058)
Accumulated other comprehensive loss	(139)	(185)
Retained earnings	2,765	2,678

Total NASDAQ OMX stockholders’ equity	5,862	5,208
Noncontrolling interests	1	1

Total equity	5,863	5,209

Total liabilities and equity	$11,953	$9,132

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Revenues (1), Net Cash Equity Revenues (1) and Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Revenues (1), Net Cash Equity Revenues (1) and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GAAP net income attributable to NASDAQ OMX	$88	$42	$93

Non-GAAP adjustments:
Income from open positions relating to the operations of the exchange	—	—	(11)
Merger and strategic initiatives	25	8	1
Voluntary accommodation program	—	62	—
Reserve for Securities and Exchange Commission matter	—	10	—
Asset impairment charges	—	10	28
Restructuring charges	—	9	17
Special legal expenses	—	2	—
Other	—	—	2

Total non-GAAP adjustments	25	101	37
Adjustment to the income tax provision to reflect non-GAAP adjustments (2)	(8)	(35)	(13)
Significant tax adjustments, net	—	—	(6)

Total non-GAAP adjustments, net of tax	17	66	18

Non-GAAP net income attributable to NASDAQ OMX	$105	$108	$111

GAAP diluted earnings per share	$0.52	$0.25	$0.53
Total adjustments from non-GAAP net income above	0.10	0.39	0.11

Non-GAAP diluted earnings per share	$0.62	$0.64	$0.64

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GAAP operating income	$159	$90	$175

Non-GAAP adjustments:
Income from open positions relating to the operations of the exchange	—	—	(11)
Merger and strategic initiatives	25	8	1
Voluntary accommodation program	—	62	—
Reserve for Securities and Exchange Commission matter	—	10	—
Restructuring charges	—	9	17
Special legal expenses	—	2	—
Other	—	—	2

Total non-GAAP adjustments	25	91	9

Non-GAAP operating income	$184	$181	$184

(1)	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.
(2)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Revenues (1), Net Cash Equity Revenues (1) and Operating Expenses to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Net Revenues (1), Net Cash Equity Revenues (1) and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GAAP cash equity trading revenues less transaction rebates, brokerage, clearance and exchange fees	$51	$45	$63
Non-GAAP adjustments:
Income from open positions relating to the operations of the exchange	—	—	(11)

Non-GAAP cash equity trading revenues less transaction rebates, brokerage, clearance and exchange fees	$51	$45	$52

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$451	$418	$427
Non-GAAP adjustments:
Income from open positions relating to the operations of the exchange	—	—	(11)

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$451	$418	$416

Non-GAAP operating margin (2)	41%	43%	44%

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
GAAP operating expenses	$292	$328	$252

Non-GAAP adjustments:
Merger and strategic initiatives	(25)	(8)	(1)
Voluntary accommodation program	—	(62)	—
Reserve for Securities and Exchange Commission matter	—	(10)	—
Restructuring charges	—	(9)	(17)
Special legal expenses	—	(2)	—
Other	—	—	(2)

Total non-GAAP adjustments	(25)	(91)	(20)

Non-GAAP operating expenses	$267	$237	$232

(1)	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Market Services
Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	15.9	15.0	14.9
NASDAQ OMX PHLX matched market share	18.0%	20.7%	19.6%
The NASDAQ Options Market matched market share	8.9%	7.9%	5.6%
NASDAQ OMX BX Options matched market share	1.0%	1.0%	—

Total market share	27.9%	29.6%	25.2%

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	438,418	446,789	431,154
Finnish option contracts traded on Eurex	101,255	144,905	92,616

NASDAQ OMX Commodities
Power contracts cleared (TWh)(2)	424	460	346

Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.78	1.82	1.80
Matched market share executed on NASDAQ	25.5%	23.1%	27.3%
Matched market share executed on NASDAQ OMX BX	2.4%	2.5%	2.9%
Matched market share executed on NASDAQ OMX PSX	0.8%	0.9%	1.6%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	35.8%	35.7%	31.4%

Total market share (1)	64.5%	62.2%	63.2%

New York Stock Exchange, or NYSE securities
Total average daily share volume (in billions)	3.58	3.56	3.86
Matched market share executed on NASDAQ	11.7%	11.6%	13.7%
Matched market share executed on NASDAQ OMX BX	2.2%	2.4%	2.7%
Matched market share executed on NASDAQ OMX PSX	0.5%	0.5%	0.9%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	32.0%	32.7%	29.1%

Total market share (1)	46.4%	47.2%	46.4%

NYSE MKT and regional securities
Total average daily share volume (in billions)	1.24	0.99	1.19
Matched market share executed on NASDAQ	14.6%	13.1%	18.3%
Matched market share executed on NASDAQ OMX BX	2.7%	2.8%	2.9%
Matched market share executed on NASDAQ OMX PSX	1.4%	1.4%	2.4%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	31.2%	33.1%	28.1%

Total market share (1)	49.9%	50.4%	51.7%

Total U.S.-listed securities
Total average daily share volume (in billions)	6.60	6.38	6.85
Matched share volume (in billions)	80.7	70.3	95.8
Matched market share executed on NASDAQ	15.9%	15.1%	18.1%
Matched market share executed on NASDAQ OMX BX	2.4%	2.5%	2.8%
Matched market share executed on NASDAQ OMX PSX	0.8%	0.8%	1.3%

Total market share	19.1%	18.4%	22.2%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	329,030	317,069	369,680
Total average daily value of shares traded (in billions)	$4.4	$4.4	$4.3
Total market share	69.7%	68.8%	67.8%
Listing Services
Initial public offerings
NASDAQ	35	18	15
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	6	—	—
New listings
NASDAQ (3)	67	33	29
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (4)	12	4	2
Number of listed companies
NASDAQ (5)	2,581	2,568	2,636
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (6)	758	752	759
Technology Solutions
Market Technology
Order intake (in millions)(7)	$44	$19	$82
Total order value (in millions)(8)	$507	$522	$538

(1)	Primarily transactions executed on Nord Pool ASA and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh) .
(2)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.